UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2013

COLUMBIA LABORATORIES, INC.

(Exact name of Company as specified in its charter)

Delaware	1-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 23, 2013, Columbia Laboratories, Inc. (the “Company”) received notification (the “Nasdaq Letter”) from Nasdaq Stock Market (“Nasdaq”) indicating that the Company’s application to list its common stock on the Nasdaq Capital Market has been approved. The Nasdaq Capital Market is one of the three markets for Nasdaq-listed stock and operates in the same manner as the Nasdaq Global Market. The Company’s shares, which were previously traded on the Nasdaq Global Market, will transfer to and begin trading on the Nasdaq Capital Market under its current symbol “CBRX” at the market opening on April 25, 2013. The Nasdaq Letter also states that the Company (1) has not been able to regain compliance with Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”) within the initial 180 day compliance period and (2) is eligible for an additional 180 calendar days from the date of the Nasdaq Letter, or until October 21, 2013, to come into compliance with the Minimum Bid Price Requirement.

As previously disclosed, on October 24, 2012, the Company received notification from Nasdaq that the bid price of its common stock had not met the minimum bid price of $1.00 per share required under the Minimum Bid Price Requirement for continued listing on the Nasdaq Global Market. Under Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided an initial period of 180 calendar days in which to regain compliance with the Minimum Bid Price Requirement.

If, at any time prior to October 21, 2013, the closing bid price of the Company’s shares is at least $1.00 per share for a minimum of 10 consecutive business days, unless the Nasdaq staff exercises its discretion to extend the 10-day period, the Nasdaq staff will provide to the Company written confirmation of compliance with the Minimum Bid Price Requirement. If the Company does not regain compliance with the Minimum Bid Price Requirement by October 21, 2013, the Nasdaq staff will provide to the Company written notification that the Company’s shares are subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel.

In any event, to meet the Minimum Bid Price Requirement to maintain its listing on the Nasdaq Capital Market, the Company may have to effect a reverse stock split, which would require the approval of the Company’s stockholders. Toward this end, the Company has filed with the SEC a Proxy Statement on Form 14A in connection with its upcoming Annual Meeting of Stockholders seeking among other things stockholder approval of a proposal authorizing the Company’s Board of Directors to amend the Company’s Certificate of Incorporation to effect a reverse stock split to combine a number of outstanding shares of our common stock up to ten (10), such number consisting of only whole shares, into one (1) share of common stock, which ratio is to be designated by the Company’s Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COLUMBIA LABORATORIES, INC.

By:	/s/ Jonathan B Lloyd Jones
Name: Title:	Jonathan B. Lloyd Jones Vice President & Chief Financial Officer

Date: April 24, 2013